EXHIBIT 10.10

2004 BOARD AND EQUITY COMPENSATION

SUPPLEMENTAL RESOLUTIONS FOR CONSIDERATION

BY SUMTOTAL SYSTEMS, INC.’S (THE “CORPORATION”)

BOARD OF DIRECTORS (THE “BOARD”)

APRIL 14, 2004 BOARD OF DIRECTORS MEETING

1. Ratification of Erika Rottenberg as the Corporation’s Secretary

RESOLVED: That the Board hereby ratifies the appointment of Erika Rottenberg as Secretary of the Corporation, effective March 19, 2004.

2. Board Compensation

WHEREAS: The Board has determined that it is in the best interests of the Corporation to provide both cash and equity compensation to its members as compensation for their work, contributions, and on-going incentive and commitment to the Corporation.

a) Approval of 2004 Board of Directors Cash Compensation

RESOLVED: That the Board hereby approves the cash compensation for 2004 for the Board of Directors, as set forth in Exhibit A attached hereto.

b) Approval of Stock Option Grants for Board of Directors

RESOLVED: That the Board hereby approves and adopts the annual stock option grants for each and every member of the Corporation’s Board of Directors, as set forth in Exhibit B attached hereto, which grants shall be made pursuant to the Corporation’s 2004 Equity Incentive Plan.

c) Acceleration of Vesting Upon Change of Control

RESOLVED: That the Board hereby grants full acceleration of all unvested options to each and every Board member that is asked to resign from the Board within twelve months of a Change of Control of the Corporation. Such acceleration shall occur on the closing date of the Change of Control Event. For purposes of this resolution, a “Change of Control” shall mean the occurrence of any of the following events:

(i) The sale, exchange, lease or other disposition or transfer of all or substantially all of the consolidated assets of the Company to a person or group (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) which will continue the business of the Company in the future; or

(ii) A merger or consolidation involving the Company in which the shareholders of the Company immediately prior to such merger or consolidation are not the beneficial owners (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of more than 50% of the total voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the total voting power of the outstanding voting securities of the Company immediately prior to such merger or consolidation; or

(iii) The acquisition of beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of at least 50% of the total voting power of the outstanding voting securities of the Company by a person or group (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act).

3. Omnibus Resolution

RESOLVED: That the officers of the Corporation be, and each of them were authorized, empowered and directed on behalf of the Corporation and in its name to take all such other actions and execute, acknowledge and deliver all such other documents or agreements as the officer or officers taking such actions or executing such documents or agreements shall deem necessary or desirable in order to perform the Corporation’s obligations under the resolutions above or to carry out and perform the purposes and intent of the foregoing resolutions, the taking of such actions or execution of such documents to be conclusive evidence of the necessity or desirability thereof; and

RESOLVED FURTHER: that any and all actions taken by any officer of the Corporation prior to the date hereof in furtherance of the purposes or intent of the foregoing resolutions be ratified and adopted as the acts and deeds of the Corporation.

EXHIBIT A

2004 Board of Directors Cash Compensation

EXHIBIT B

Board of Director 2004 Annual Stock Option Grants

Exhibit A & B

Board of Directors Compensation	[GRAPHIC APPEARS HERE]

Recommendations for Non-Employee Board Members Compensation

	Annual Retainer	Compensation Per Meeting	# of Board Meetings	Annual Cash Compensation	# of Annual Options	Vesting of Stock Options
Board Members		$3,000	5	$15,000	10,000	1 year/monthly vesting; full acceleration upon Change of Control

Audit Committee
Audit Committee Chairman		$500	10	$5,000
Audit Committee Members		$500	5	$2,500
Chair	$2,500

Governance and Compensation Committee Meetings paid at $500 per meeting, meeting frequency to be determined by Committee Chair